Exhibit 8.1

LIST OF SUBSIDIARIES

1.	China Metro-Rural Limited, a Cayman Islands incorporated company continued in BVI

2.	China Metro-Rural Exchange Limited, ( ), a HK company

3.	China Northeast Logistics City Co., Ltd. , ( ), a PRC company

4.	Tieling Northeast City Advertising Co., Ltd., ( ), a PRC company

5.	Tieling North Asia Property Management Co., Ltd., ( ), a PRC company

6.	Tieling North Asia Development Co., Ltd., ( ), a PRC company

7.	Shenyang Jiataihe Investments Co., Ltd., ( ), a PRC company

8.	Tieling Northeast City Motor Vehicle Trading Co., Ltd., ( ), a PRC company

9.	M.S. Electronic Emporium Limited, a BVI company

10.	China Metro-Rural Development Ltd., ( ), a HK Company

11.	China Northeast Logistics City Dezhou Co., Ltd., ( ), a PRC company

12.	Dezhou Northeast City Property Co., Ltd., ( ), a PRC company

13.	Dezhou North Asia Property Management Co., Ltd., ( ), a PRC company

14.	Dezhou North Asia Property Co., Ltd. ( ), a PRC company

15.	Shenzhen China Northeast Logistics City Co., Ltd., ( ), a PRC company

16.	China Glorious City Development Limited, ( ), a Hong Kong company

17.	China Glorious City (Hengyang) Co., Ltd., ( ( ) ), a PRC company

18.	Hengyang Huayan Property Co., Ltd., ( ), a PRC company

19.	Hengyang Huaqian Property Co., Ltd., ( ), a PRC company

20.	Hengyang Glorious City Business Co., Ltd., ( ), a PRC company

21.	Hengyang Glorious City Logistics Co., Ltd., ( ), a PRC company

22.	China Glorious City Strategic Limited, ( ), a Hong Kong company

23.	China Glorious City Strategic (Zhoukou) Co., Ltd., ( ( ) ), a PRC company

24.	Zhoukou Huayu Industries Co., Ltd., ( ), a PRC company

25.	China Glorious City Investments Limited, ( ), a Hong Kong company

26.	China Glorious City Investments (Zhoukou) Co., Ltd., ( ( ) , a PRC company

27.	Zhoukou China Glorious Property Co., Ltd., ( ), a PRC company

28.	China Glorious City Construction Limited, ( ), a Hong Kong company